                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement]
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section240.14a-11(c) or
         Section240.14a-12

                                        AEP INDUSTRIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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/ /  Fee paid previously with preliminary materials.
/ /  Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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
[LOGO]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 11, 2000

                                                               February 28, 2000

TO THE HOLDERS OF COMMON STOCK OF AEP INDUSTRIES INC.:

    The Annual Meeting of Stockholders of AEP Industries Inc. will be held at the Hilton, 650 Terrace Avenue, Hasbrouck Heights, New Jersey, on Tuesday, April 11, 2000, at 10:00 A.M. local time for the following purposes, as more fully described in the accompanying proxy statement:

    1.  To elect three Class B directors for the ensuing three year period (Page
       1).

    2. To ratify the Board of Directors' selection of Arthur Andersen LLP to serve as our independent auditors for the fiscal year ending October 31, 2000 (Page 11).

    3.  To transact such other business as may properly come before the meeting.

    Holders of AEP common stock as of the close of business on February 11, 2000, are entitled to vote at the meeting. A list of stockholders entitled to vote at the meeting may be examined at our executive office located in South Hackensack, New Jersey, during the ten-day period preceding the meeting.

    You are cordially invited to attend the meeting in person. If you do not expect to be present, please sign and date the enclosed form of proxy and return it by mail in the envelope provided. No postage is required if mailed in the United States.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          Jean L'Allier
                                          Vice President and Secretary

    PLEASE READ THE ATTACHED PROXY STATEMENT AND THEN PROMPTLY COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID ENVELOPE. YOU CAN SPARE YOUR COMPANY THE EXPENSE OF FURTHER PROXY SOLICITATION BY RETURNING YOUR PROXY CARD PROMPTLY.

                              AEP INDUSTRIES INC.
                              125 PHILLIPS AVENUE
                           SOUTH HACKENSACK, NJ 07606

                            ------------------------

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 11, 2000

                            ------------------------

    This proxy statement is provided in connection with the solicitation of proxies on behalf of the Board of Directors of AEP Industries Inc. for use at the Annual Meeting of Stockholders on April 11, 2000. It will be mailed beginning on or about February 28, 2000, to the stockholders entitled to vote at the meeting.

    Any proxy may be revoked at any time before it is exercised by personally appearing at the meeting and casting a contrary vote or by giving a later dated proxy.

    At the close of business on February 11, 2000, the record date for holders of common stock entitled to notice of, and to vote at, the meeting, we had outstanding 7,459,650 shares of common stock, $.01 par value. Each share of common stock is entitled to one vote with respect to each matter to be voted on at the meeting. We have no class or series of stock outstanding other than common stock.

    On February 11, 2000, Borden, Inc. was the owner of 2,412,818 shares of our common stock, representing 32.4% of our outstanding shares. We believe that Borden will vote its shares of common stock in favor of each of the proposals presented at the meeting.

    On February 11, 2000, J. Brendan Barba, Chairman of the Board, President and Chief Executive Officer and a Class C Director of AEP, members of his immediate family, and David J. McFarland, Mr. Barba's uncle, together owned approximately 22.6% of our outstanding common stock. We believe that Mr. Barba, members of his family and Mr. McFarland will vote their shares of common stock in favor of each of the proposals to be presented at the meeting.

ITEM NO. 1.

ELECTION OF DIRECTORS

    Our Certificate of Incorporation provides that our Board of Directors consist of three classes of directors. Each class is as nearly equal as possible to one-third of the total number of directors. Each class of directors serves a three year term. We currently have ten directors. Three Class B Directors are to be elected at this meeting. The terms of the Class C and Class A Directors expire at the Annual Meetings of Stockholders to be held in 2001 and 2002, respectively.

    The nominees for election as Class B Directors are William H. Carter, Adam
H. Clammer and Paul M. Feeney. Each Class B Director will serve for three years or until a successor has been elected and qualified. Unless otherwise instructed, the persons named in the accompanying form of proxy will vote the shares of common stock in favor of the nominees. If a nominee is unable or declines to serve, the persons named in the proxy reserve the right to vote for another person nominated by the Board of Directors. The Board of Directors has no reason to believe that the nominees will be unable or will decline to serve.

    The nominees are presently serving as Class B Directors. Certain information provided to us by the nominees and other directors is set forth below.

NAMES OF NOMINEES AND BIOGRAPHICAL INFORMATION

    NAME AND YEAR
   FIRST BECAME A
      DIRECTOR
       OF AEP             AGE            PRINCIPAL OCCUPATION DURING THE PAST FIVE YEARS
---------------------   --------   ------------------------------------------------------------
William H. Carter        46        Executive Vice President and Chief Financial Officer of
1996                               Borden, Inc. since 1995; Partner of Price Waterhouse & Co.
                                   from 1975 to 1995; Chairman of the Board of Directors and
                                   Chief Executive Officer of Borden Chemicals & Plastics LP
                                   since January 2000.

Adam H. Clammer          29        Member of KKR & Co., LLC since 1995; investment banker with
September 1999                     Morgan Stanley & Co. from 1992 to 1995; member of the Board of Directors of Borden Chemical, Inc. and Birch Telecom.

Paul M. Feeney           57        Executive Vice President, Finance and Chief Financial
1989                               Officer of AEP since 1988; Vice President and Treasurer of
                                   Witco Corporation (a chemical products corporation) from
                                   1980 to 1988.

DIRECTORS WHOSE TERMS EXPIRE IN 2001

J. Brendan Barba         59        President and Chief Executive Officer of AEP since 1971;
1971                               Chairman of the Board since 1985.

Lawrence R. Noll         51        Vice President and Controller of AEP since November 1996;
1993                               Secretary from 1993 to 1998; Vice President-Finance and
                                   Secretary from 1993 to 1996; Controller from 1980 to 1993.

Lee C. Stewart           51        Vice President of Union Carbide Corporation since 1996;
1996                               investment banker with Bear Stearns & Co., Inc. for more
                                   than nine years prior thereto.

William F. Stoll, Jr.    51        Senior Vice President and General Counsel of Borden, Inc.
December 1999                      1996 to present; Vice President and Deputy General Counsel of Westinghouse Electric Corp. from 1993 to 1996; member of the Board of Directors of Borden Chemicals & Plastics, LP.

DIRECTORS WHOSE TERMS EXPIRE IN 2002

Kenneth Avia             57        Executive Vice President of First Data Merchant Services (a
1980                               merchant credit card processing company) since 1993;
                                   Divisional Vice President of Automatic Data Processing, Inc.
                                   from 1984 to 1993.

Paul E. Gelbard          69        Of counsel, Warshaw, Burstein, Cohen, Schlesinger & Kuh, LLP
1991                               (attorneys) from January 1, 2000; of counsel, Bachner, Tally
                                   & Polevoy LLP (attorneys) from January 1997 to 1999; Partner of Bacher, Tally, Polevoy & Misher LLP from 1974 to 1996.

Scott M. Stuart          40        Member KKR & Co., LLC since 1996; General Partner Kohlberg
1996                               Kravis Roberts & Co., L.P. in 1995; an executive of Kohlberg
                                   Kravis Roberts & Co. from 1986 to 1994; member of the Boards of Directors of Borden, Inc., The Boyds Collection, Ltd.,
                                   and KSL Recreation Corporation.

    Messrs. Carter, Clammer, Stoll and Stuart are the Borden designated directors pursuant to the Governance Agreement described below. Mr. Stewart is the director designated jointly by AEP and Borden. Messrs. Barba, Feeney and Noll are active in our business on a daily basis.

DIRECTORS COMPENSATION AND BOARD COMMITTEES

    During the past fiscal year our Board of Directors met seven times. All directors named in the table attended at least 75% of these meetings held while they were directors. Our Board of Directors has an Audit Committee, a Stock Option Committee, a Compensation Committee and a Nominating Committee. Each person named in the table attended at least 75% of the meetings of the board committees on which he serves which were held during the time the person served.

    Each of our non-employee directors, other than Borden employees, is paid an annual retainer of $20,000 and a fee of $1,000 per meeting for each Board of Directors meeting attended. Each director has the option to defer payment of the director's annual retainer and fees. Interest accrues on deferred fees at the rate of 8% per annum until paid.

    The Stock Option Committee consists of Messrs. Avia, Gelbard, Stoll and Stuart. The Stock Option Committee administers our 1985 and 1995 Stock Option Plans, determines the persons who are eligible to receive options, the number of shares subject to each option and the terms and conditions under which the options are granted and exercisable. The Stock Option Committee also administers our 1995 Stock Purchase Plan. The Stock Option Committee met three times during the fiscal year ended October 31, 1999.

    Messrs. Avia, Barba, Feeney, Stewart, Stoll and Stuart are the members of our Compensation Committee. The Compensation Committee reviews and approves compensation arrangements for senior management, directors, and certain other employees. It also reviews and approves employee bonus plans in which officers and employees are eligible to participate. The Compensation Committee met once during the fiscal year ended October 31, 1999.

    The Audit Committee consists of Messrs. Carter, Gelbard and Stewart. The Audit Committee meets with the certified public accounting firm we retain and our senior financial officers. It discusses the scope of the certified public accounting firm's audit, the audit results and other financial matters. In addition to meeting with the certified public accounting firm, the Audit Committee can also meet with and question our internal audit group and other employees about company financial matters. The Audit Committee met four times during the fiscal year ended October 31, 1999.

    Although we have a Nominating Committee, whose members are Messrs. Barba, Carter, Clammer and Feeney, it did not meet during the fiscal year ended October 31, 1999. Nominations were made by the Board of Directors.

    Messrs. Powers and Vegliante are Mr. Barba's sons-in-law. Mr. Barba and Mr. Cron are cousins. No other family relationships exist between any of the directors and executive officers.

    AEP's Certificate of Incorporation eliminates a director's personal liability for monetary damages either to the company or to any of its stockholders resulting from a breach of fiduciary duty as a director. This provision does not apply where a director breaches his duty of loyalty, fails to act in good faith, engages in intentional misconduct, knowingly violates a law, authorizes payment of a stock dividend or approves a stock repurchase in violation of Delaware corporate law, or obtains improper personal benefit. We have purchased directors and officers liability insurance.

GOVERNANCE AGREEMENT

    In connection with the acquisition of the Borden packaging business, we entered into a Governance Agreement with Borden, dated as of June 20, 1996, with respect to certain matters relating to the corporate governance of our company. The Governance Agreement provides that our board of directors shall initially consist of ten members. Borden is entitled to designate four persons to serve on the board, subject to reduction if Borden's stockholdings are reduced below 25% of the outstanding common stock of our company, and to participate in the selection of one independent director as long as Borden's stockholdings remain at 10%

    The Governance Agreement also provides that Borden will have certain rights to designate directors to serve on specified committees, that the approval of a number of directors that represent at least 66 2/3% of the total number of directors will be required on certain specific board actions, and that, as long as Borden owns in excess of 25% of our outstanding shares, a Borden-designated director must be part of the 66 2/3% majority. The Governance Agreement also provides Borden with preemptive rights to purchase additional shares in order to maintain its percentage ownership of our outstanding shares so long as Borden stockholdings are 20%

INFORMATION CONCERNING CERTAIN STOCKHOLDERS

DIRECTORS, EXECUTIVE OFFICERS AND BENEFICIAL OWNERS OF MORE THAN 5% VOTING STOCK

    The following table sets forth the number of shares of common stock beneficially owned by each of our directors and executive officers listed in the Summary Compensation Table, as of January 31, 2000. The table also provides information about our directors and executive officers as a group and the name and address of each person known to us to beneficially own more than 5% of the shares of our common stock. Unless indicated by footnote, the owner exercises sole voting and investment power over the shares.

                                                                           SHARES BENEFICIALLY   PERCENT OF
NAME AND BENEFICIAL OWNER                            TITLE OF SECURITIES          OWNED            CLASS
-------------------------                            -------------------   -------------------   ----------
Kenneth Avia                                         Common Stock                  82,000(a)         1.1%
J. Brendan Barba...................................  Common Stock               1,315,228(b)        17.5%
  125 Phillips Avenue
  South Hackensack, NJ 07606
William H. Carter..................................  Common Stock                       0(c)         (d)
Adam H. Clammer....................................  Common Stock               2,412,818(e)        32.4%
Paul M. Feeney.....................................  Common Stock                  66,426(f)         (d)
Paul E. Gelbard....................................  Common Stock                   3,000(g)         (d)
Lawrence R. Noll...................................  Common Stock                   6,717(h)         (d)
Lee C. Stewart.....................................  Common Stock                     600(j)         (d)
William F. Stoll, Jr...............................  Common Stock                       0(c)         (d)
Scott M. Stuart....................................  Common Stock               2,413,418(e)(j)     32.4%
John J. Powers.....................................  Common Stock                  72,119(k)         1.0%
David J. Cron......................................  Common Stock                  17,256(l)         (d)
Edgar Reich........................................  Common Stock                   1,000(m)         (d)
Officers and Directors as a Group (13 persons).....  Common Stock               3,977,764(n)        52.4%
Borden, Inc........................................  Common Stock               2,412,818(o)        32.4%
  180 East Broad Street
  Columbus, OH 43215
EGS Partners.......................................  Common Stock               1,779,727(p)        23.9%
  300 Park Avenue
  New York, NY 10022
Dimensional Fund Advisors..........................  Common Stock                 379,775(q)         5.1%
  1299 Ocean Avenue
  Santa Monica, CA 90401

------------------------

(a) Includes 1,200 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Avia. See "Employee Benefit Plans--1995 Stock Option Plan."

(b) Includes 58,000 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Barba and 575 shares credited to Mr. Barba's ESOP account. See "Employee Benefit Plans: 1985 Stock Option Plan, 1995 Stock Option Plan and 401(k) Savings and Employee Stock Ownership Plan." Does not include 115,081 shares owned or issuable upon the exercise of stock options within 60 days held by Mr. Barba's two daughters and their families, as to which Mr. Barba disclaims beneficial ownership."

(c) Does not include 2,412,818 shares owned by Borden, a corporation of which Messrs. Carter and Stoll are executive officers.

(d) Less than 1%.

(e) Includes 2,412,818 shares owned by Borden as to which Messrs. Clammer and Stuart may each be considered to be the beneficial owner, as general partners of a general partnership deemed to own such shares.

(f) Includes 33,480 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Feeney. and 575 shares credited to Mr. Feeney's ESOP account. See "Employee Benefit Plans: 1985 Stock Option Plan, 1995 Stock Option Plan and 401(k) Savings and Employee Stock Ownership Plan."

(g) Includes 2,750 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Gelbard. See "Employee Benefit Plans:
    1985 Stock Option Plan and 1995 Stock Option Plan."

(h) Includes 6,180 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Noll and 537 shares credited to Mr. Noll's ESOP account. See "Employee Benefit Plans: 1985 Stock Option Plan, 1995 Stock Option Plan and 401(k) Savings and Employee Stock Ownership Plan."

(i) Includes 600 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Stewart. See "Employee Benefit Plans--1995 Stock Option Plan."

(j) Includes 600 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Stuart. See "Employee Benefit Plans--1995 Stock Option Plan."

(k) Includes 22,200 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Powers and 575 shares credited to Mr. Power's ESOP account. See "Employee Benefit Plans: 1985 Stock Option Plan, 1995 Stock Option Plan and 401(k) Savings and Employee Stock Ownership Plan." Also includes 16,194 shares held jointly by Mr. Powers and his wife, 23,025 shares held by Mr. Powers' wife and 10,125 shares held by Mr. Powers' wife as trustee for his minor children.

(l) Includes 15,462 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Cron and 556 shares credited to Mr. Cron's ESOP account. See "Employee Benefit Plans: 1985 Stock Option Plan, 1995 Stock Option Plan and 401(k) Savings and Employee Stock Ownership Plan."

(m) Includes 1,000 shares issuable upon the exercise of stock options exercisable within 60 days held by Mr. Reich. See "Employee Benefit Plans:
    1985 Stock Option Plan, 1995 Stock Option Plan and 401(K) Savings and Employee Stock Ownership Plan."

(n) Includes 141,472 shares issuable upon the exercise of options exercisable within 60 days and 2,818 shares held in the 401(k) Savings and Employee Stock Ownership Plan.

(o) Borden is a wholly owned subsidiary of Borden Holdings, Inc. Borden Holdings is a wholly owned subsidiary of B.W. Holdings L.L.C. Whitehill Associates is the managing member of B.W. Holdings. KKR Associates is the sole general partner of Whitehill Associates. Therefore, Borden Holdings, B.W. Holdings, Whitehill Associates and KKR Associates each has the power to direct the voting shares owned by Borden and may be deemed to be beneficial owners of such shares. Messrs. Clammer and Stuart and others are general partners of KKR Associates and each general partner may be deemed to beneficially own any shares of common stock that KKR Associates may beneficially own or be deemed to beneficially own. The address of those who may be deemed to be beneficial owners of these shares held by Borden is 9 West 57th Street, New York, NY 10019.

(p) Based upon reports on Schedule 13D filed on February 18, 2000, in which EGS reported that 48,458 shares of common stock were owned with sole voting and dispositive power and 1,730,269 shares of common stock were owned with shared voting and dispositive power.

(q) Based upon reports on Schedule 13G filed on February 4, 2000, in which Dimensional Fund Advisors reported that 379,775 shares of common stock were owned with sole voting and dispositive power.

COMPENSATION OF EXECUTIVE OFFICERS

    The following table sets forth the cash compensation we paid to our Chief Executive Officer and four highest paid executive officers with aggregate compensation exceeding $100,000 during the three fiscal years ended October 31, 1999.

                           SUMMARY COMPENSATION TABLE

                                                       ANNUAL COMPENSATION                         LONG TERM COMPENSATION
                                         -----------------------------------------------   --------------------------------------
                                                                                           # OF SHARES
                                                                           OTHER ANNUAL    RESTRICTED    # OF SHARES   ALL OTHER
          NAME AND PRINCIPAL                                                 COMPENSA-        STOCK         STOCK      COMPENSA-
               POSITION                   YEARS     SALARY(1)   BONUS(1)     TION (2)       AWARD(S)     OPTIONS(3)     TION(4)
---------------------------------------  --------   ---------   --------   -------------   -----------   -----------   ----------
J. Brendan Barba.......................    1999     $520,000        -0-         -0-            -0-             -0-       $6,400
Chairman of the Board,                     1998     $510,000        -0-         -0-            -0-          80,000       $6,400
President and Chief                        1997     $500,000        -0-         -0-            -0-             -0-       $6,000
Executive Officer

Paul M. Feeney.........................    1999     $249,700        -0-         -0-            -0-           5,000       $6,400
Executive Vice President,                  1998     $244,800        -0-         -0-            -0-          40,000       $6,400
Finance and Chief                          1997     $240,000        -0-         -0-            -0-             -0-       $6,000
Financial Officer

John J. Powers.........................    1999     $214,000    $44,196         -0-            -0-           3,500       $6,400
Executive Vice President,                  1998     $204,000    $34,425         -0-            -0-           3,000       $6,400
Sales and Marketing                        1997     $200,000    $10,000         -0-            -0-           6,000       $6,000

David J. Cron..........................    1999     $164,808    $35,109         -0-            -0-           5,000       $6,400
Executive Vice President,                  1998     $150,000    $25,313         -0-            -0-           3,000       $5,749
Manufacturing                              1997     $126,153    $10,000         -0-            -0-           2,400       $5,965

Edgar Reich............................    1999     $150,000    $ 5,000         -0-            -0-           3,500       $2,625
Executive Vice President,                  1998     $ 68,597    $ 5,132         -0-            -0-           5,000          -0-
International Operations                   1997          -0-        -0-         -0-            -0-             -0-          -0-

------------------------------

(1) See "Compensation Committee Report."

(2) Excludes perquisites and other benefits, unless the aggregate amount of such compensation is more than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officer.

(3) Stock options granted were determined by the Stock Option Committee.

(4) "All Other Compensation" represents the allocation of the Company's contribution to its 401(k) Savings Plan and Employee Stock Ownership Plan for each executive officer based upon the distribution formula in the Plan.

PERFORMANCE GRAPH

    Our common stock is traded on the Nasdaq National Market under the symbol "AEPI." The graph below provides an indicator of the cumulative total shareholders returns for AEP as compared with the S&P 500 Stock Index, New Peer Group(1), and Old Peer Group(2). The performance of the Old Peer Group is displayed for comparative purposes as required by SEC Reg. S-K Item 402(l)(4) and will not appear in the future.

    The graph assumes that the value of the investment in our common stock and each index was $100 at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in AEP common stock, S&P 500, the New Peer Group and the Old Peer Group. The cumulative total return assumes reinvestment of dividends.

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                  AMONG AEP INDUSTRIES INC., THE S&P 500 INDEX
                     A NEW PEER GROUP AND AN OLD PEER GROUP

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

DOLLARS
                      10/94  10/95  10/96  10/97  10/98  10/99
AEP INDUSTRIES, INC.    100    127    272    181    122    181
NEW PEER GROUP          100    127    179    215    186    241
OLD PEER GROUP          100    103    123    131    107     87
S&P 500                 100    126    157    207    253    318

 *$100 INVESTED ON 10/31/94 IN STOCK OR INDEX--
          INCLUDING REINVESTMENT OF DIVIDENDS,
          FISCAL YEAR ENDING OCTOBER 31.

------------------------

1 The new Peer Group consists of Applied Extrusion Technology, Inc.; Atlantis Plastics, Inc.; Bemis Company; Intertape Polymer Group; Ivex Packaging Corporation; Sealed Air Corporation; and Spartech Corporation.

2 The Old Peer Group consists of Applied Extrusion Technology, Inc.; Aptar Group, Inc.; Astronics Corp.; Atlantis Plastics, Inc.; Ball Corp.; Bemis Company, Inc.; BPI Packaging Technologies, Inc.; Crown Cork & Seal, Inc.; Disc Graphics, Inc.; Intertape Polymer Group; Ivex Packaging Corporation; Liqui-Box Corp.; Peak International, Ltd.; PVI Container Corp.; Silgan Holdings, Inc.; Sonoco Products Co.; Spartech Corp.; Suiza Foods Corp.; Tenneco, Inc.; Triple S Plastics, Inc.; Tuscarora, Inc.; Viskase Cos.; and West Co., Inc.

EMPLOYEE BENEFIT PLANS

    COMBINED PROFIT SHARING AND 401(K) PLAN. We maintain a combined Profit Sharing and 401(k) Plan for our employees in the United States, other than union employees at our California plant. The plan became effective as a profit sharing plan on November 1, 1973, and was amended, effective January 1, 1993, to include 401(k) Plan provisions. The plan was changed, effective January 1, 1996, to the combined 401(k) Savings and Employee Stock Ownership Plan described below.

    401(K) SAVINGS AND EMPLOYEE STOCK OWNERSHIP PLAN. We established an Employee Stock Ownership Plan ("ESOP"), effective January 1, 1996, for all non-bargaining unit employees in the United States and combined it with our 401(k) Plan. We make a fixed contribution of common stock to the account of each employee participant who has completed 1,000 hours of service during the plan year and is employed on the last day of the plan year. The contribution to the plan for each such participant is equal to 1% of that participant's compensation up to a maximum annual compensation of $160,000. In addition, we match 75% of the participant's 401(k) contributions, up to 4% of annual compensation, in common stock. From year to year, we may make discretionary contributions to the plan.

    1985 STOCK OPTION PLAN. In November 1985, our Board of Directors adopted and our stockholders approved the 1985 Stock Option Plan, as amended. Under this plan options to purchase up to 772,500 shares of common stock could be granted to key employees of our company and its subsidiaries, including officers and directors, during the period ending October 31, 1995. Options for all shares of common stock available for grant under the 1985 Stock Option Plan were granted prior to October 31, 1995, and the plan provisions continue as to the options issued that are outstanding. At October 31, 1999, 273,982 options were outstanding.

    1995 STOCK OPTION PLAN. On April 11, 1995, our stockholders approved the 1995 Stock Option Plan previously adopted by the Board of Directors. On
April 13, 1999, stockholders approved amendments to the 1995 Stock Option Plan. Under this plan, as amended, we have reserved 1,000,000 shares of common stock for the granting of options to our key employees, including officers and directors and employees of our subsidiaries. The 1995 Stock Option Plan became effective as of January 1, 1995, and will terminate December 31, 2004. The 1995 Stock Option Plan provides for grants of incentive stock options which may be exercised over a ten year period, the issuance of SARS, restricted stock, and performance shares and a fixed annual grant of 1,000 nonqualified stock options to non-employee directors. The options granted to non-employee directors are exercisable over ten years from date of grant and in no event can the option price be lower than the fair market value of the common stock on the date of grant. As of October 31, 1999, 463,850 options were available for grant and 536,150 options were outstanding.

    The Stock Option Committee is made up entirely of non-employee directors, who administer the 1995 Stock Option Plan, the 1985 Stock Option Plan and the 1995 Stock Purchase Plan described below.

    The service time at Borden of former employees of Borden who became employees of AEP is taken into account for eligibility and vesting purposes for the 1995 Stock Option Plan and the 1995 Stock Purchase Plan.

    The following table shows information about options granted in the last fiscal year to our Chief Executive Officer and the four executive officers named in the Compensation Table. No stock appreciation rights, restricted stock or performance shares have been granted.

                      OPTIONS GRANTED IN LAST FISCAL YEAR

                                                                                          POTENTIAL REALIZABLE VALUE
INDIVIDUAL GRANTS                                                                                     AT
---------------------------------------------------------------------------------------     ASSUMED RATE OF STOCK
                                                   PERCENT OF                                       PRICE
                                                  TOTAL OPTIONS                            APPRECIATION FOR OPTION
                                      NUMBER OF    GRANTED TO     EXERCISE                           TERM
                                       OPTIONS    EMPLOYEES IN     PRICE     EXPIRATION   --------------------------
NAME                                   GRANTED     FISCAL YEAR     ($/SH)       DATE      5%($) (A)      10%($) (A)
----                                  ---------   -------------   --------   ----------   ---------      -----------
J. Brendan Barba....................      -0-           N/A           N/A          N/A         N/A              N/A
Paul M. Feeney......................    5,000          2.72        $26.63     04/12/09    $ 83,737       $  212,207
John J. Powers......................    3,500          1.91        $26.63     04/12/09    $ 58,616       $  148,545
David J. Cron.......................    5,000          2.72        $26.63     04/12/09    $ 83,737       $  212,207
Edgar Reich.........................    3,500          1.91        $26.63     04/12/09    $ 58,616       $  148,545

------------------------

(a) The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

                                                       NUMBER OF UNEXERCISED             VALUE OF UNEXERCISED IN-THE-
                                                    OPTIONS AT OCTOBER 31, 1999       MONEY OPTIONS AT OCTOBER 31, 1999
                            SHARES                            (SHARES)                               (A)
                          ACQUIRED ON    VALUE     ------------------------------   --------------------------------------
NAME                       EXERCISE     REALIZED   EXERCISABLE      UNEXERCISABLE   EXERCISABLE (B)       UNEXERCISABLE(B)
----                      -----------   --------   -----------      -------------   ---------------       ----------------
J. Brendan Barba........       -0-          -0-       128,000            72,000         $1,374,742           $   78,960
Paul M. Feeney..........       -0-          -0-        29,479            36,371         $  268,184           $   51,866
John J. Powers..........       -0-          -0-        21,600            11,900         $  234,720           $   45,435
David J. Cron...........     2,138      $49,815        13,362            11,100         $  122,299           $   50,855
Edgar Reich.............       -0-          -0-         1,000             7,500         $   10,560           $   61,035

------------------------

(a) Computed based upon the difference between aggregate fair market value and aggregate exercise price.

(b) Amount does not include options where the exercise price was greater than market value on October 31, 1999.

    1995 EMPLOYEE STOCK PURCHASE PLAN. On April 11, 1995, our stockholders approved the 1995 Employee Stock Purchase Plan which had previously been adopted by the Board of Directors, effective July 1, 1995. Under the 1995 Stock Purchase Plan 300,000 shares of common stock are available to eligible employees, including officers, through payroll deductions over successive six-month offering periods. Participating employees may authorize withholding of up to 7.5% of their compensation for the purpose of purchasing shares of common stock under the 1995 Stock Purchase Plan. Employees who have been employed for less than one year or whose customary employment is not more than 20 hours per week or five months per year are not eligible to participate. The 1995 Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code. The purchase price of the common stock under the 1995 Stock Purchase Plan is 85% of the lower of the last sales price per share of common stock on the Nasdaq National Market on either the first or last trading day of each six month offering period.

    During the fiscal year ended October 31, 1999, John J. Powers was the only officer who participated in the 1995 Stock Purchase Plan, purchasing 663 shares at $18.49 per share. In total for the fiscal year, 124 employees participated and purchased an aggregate of 18,470 shares at $18.49 per share. A total of 60,300 shares has been sold under the 1995 Stock Purchase Plan.

    COMPENSATION COMMITTEE REPORT. Our Compensation Committee is composed of Kenneth Avia, Executive Vice President of an independent corporation, J. Brendan Barba, Chairman, President and CEO of AEP, Paul M. Feeney, AEP's Executive Vice President, Finance and CFO, Lee C. Stewart, Vice President of an independent corporation, William F. Stoll, Jr., General Counsel of Borden, Inc. and Scott M. Stuart, an executive of KKR & Co., LLC. The Compensation Committee's informal executive compensation philosophy considers a number of factors, including competitive compensation by like-sized companies in similar businesses and links executive compensation to achievement of performance goals. The Committee has access to national compensation surveys and public compensation information for executives in manufacturing companies both larger and smaller than AEP, including direct competitors. All of these sources are used by the Committee in reviewing compensation.

    Effective October 11, 1996, pursuant to our Purchase Agreement with Borden and as a condition of the closing, we entered into employment agreements with J. Brendan Barba and Paul M. Feeney. Each Agreement is for a term of five years and calls for a base salary of $500,000 for Mr. Barba and $240,000 for Mr. Feeney. Future increases to each base salary will be commensurate to the percentage increase of the Consumer Price Index for all Urban Consumers for the New York-Northeastern New Jersey Metropolitan Area. Additional increases to each base salary are at the discretion of the Compensation Committee. The salaries of Messrs. Barba and Feeney were increased to $535,000 and $257,200, respectively, effective November 1, 1999.

    In November 1999, the Compensation Committee determined that the salaries of Messrs. Powers, Cron and Reich be increased to $224,600, $180,000 and $165,000 respectively.

    In November 1996, the Compensation Committee adopted a Management Incentive Plan for determining bonuses for executives and other employees. Pursuant to the MIP, the Compensation Committee established certain performance criteria for the fiscal year ended October 31, 1999. Messrs. Powers and Cron met certain criteria of the MIP during fiscal 1999 to earn prorated MIP bonuses and received $44,196 and $35,109, respectively. Mr. Reich received a discretionary bonus of $5,000 for fiscal 1999.

    The Compensation Committee feels that our compensation adequately reflects its philosophy and policies and that none of the executive officers is overcompensated.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers to file reports of holdings and transactions with the Securities and Exchange Commission. To our knowledge, based solely on its review of stock ownership reports on Form 4 provided to us, we believe with respect to fiscal 1999 that there was compliance with the reporting requirements of
Section 16(a) of the Securities Exchange Act of 1934.

ITEM NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    In February 2000 our Board of Directors selected Arthur Andersen LLP to serve as our independent auditors for the fiscal year ending October 31, 2000. Our Board considers Arthur Andersen LLP to be eminently qualified.

    A representative of Arthur Andersen LLP will be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

    Although it is not required to do so, in order to determine the opinion of our stockholders, our Board of Directors is submitting its selection of the auditors for ratification at the meeting. If the selection is not ratified, our Board of Directors will reconsider its selection.

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP TO EXAMINE THE FINANCIAL STATEMENTS OF AEP FOR THE FISCAL YEAR ENDING OCTOBER 31, 2000.

OTHER MATTERS

    The Board of Directors does not know of any other matters that may be brought before the meeting. However, if any other matters are properly presented for action, the persons named in the proxy will vote the shares represented in accordance with their judgment.

MISCELLANEOUS

    If the accompanying proxy is executed and returned, the shares of common stock represented will be voted in accordance with the proxy instructions, unless the proxy is revoked. If no directions are indicated on the proxy, the shares represented will be voted FOR the nominees proposed by the Board of Directors and FOR the ratification of the Board of Directors' selection of Arthur Andersen LLP as our independent auditors.

    We will bear all costs relating to the solicitation of proxies. Proxies may be solicited by officers, directors and regular employees of AEP, personally, by mail, telephone or fax. We may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting materials to their principals.

    It is important that proxies be returned promptly. Stockholders who do not expect to attend the meeting in person are urged to mark, sign and date the accompanying form of proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

ANNUAL REPORT ON FORM 10-K.

    A copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedule for the fiscal year ended October 31, 1999, which was filed with the Securities and Exchange Commission, has been sent without charge to stockholders to whom this proxy statement is mailed.

STOCKHOLDER PROPOSALS.

    In order to be considered for inclusion in the proxy statement for the Annual Meeting of Stockholders to be held in 2001, we must receive stockholder proposals by October 25, 2000.

                                                      By Order of the Board of Directors,

                                                      [LOGO]

                                                      Jean L'Allier
                                                      Vice President and Secretary
                                                      February 28, 2000

              PROXY ANNUAL MEETING OF STOCKHOLDERS--APRIL 11, 2000
                                  COMMON STOCK

    The undersigned, a stockholder of AEP INDUSTRIES INC., does hereby appoint Paul E. Gelbard and Jean L'Allier, or either of them, with full power of substitution, the undersigned's proxies, to appear and vote all shares of common stock of the Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on Tuesday, April 11, 2000, at 10:00 A.M., local time, or at any adjournments thereof, upon such matters as may properly come before the meeting.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby instructs the proxies or their substitutes to vote as specified below on each of the following matters in accordance with their judgment and on any other matters which may properly come before the meeting.

1.  Election of Class B Directors       FOR all the nominees listed             WITHHOLD AUTHORITY
                                        (except as marked to the contrary)      to vote for all the nominees listed
                                                                                below

             William H. Carter, Adam H. Clammer and Paul M. Feeney

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE
               THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

--------------------------------------------------------------------------------

                          (CONTINUED ON REVERSE SIDE)

2. Ratification of the appointment of Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending
   October 31, 2000.

            / /  FOR            / /  AGAINST            / /  ABSTAIN

    The Board of Directors favors a vote "FOR" Item No. 2.

    The shares represented by this proxy will be voted as directed. If no direction is indicated as to either Items 1 or 2, the shares will be voted in favor of the Item(s) for which no direction is indicated.

    IMPORTANT: Before returning this proxy, please sign your name or names on the line(s) below exactly as shown on this proxy. Executors, administrators, trustees, guardians or corporate officers should indicate their full titles when signing. Where shares are registered in the name of joint tenants, each joint tenant or trustee should sign.

   PLEASE MARK, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.

                                              DATED ______________________, 2000

                                              ___________________________ (L.S.)

                                              ___________________________ (L.S.)

                                              Stockholder(s) Sign Here